CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 25, 2000, except for note 20 as to which the date is March 3, 2000, accompanying the financial statements of United Community Banks, Inc. and Subsidiaries incorporated by reference in the
Registration Statement on Form S-3 and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-3 and Prospectus, and to the use of our name as it appears under the caption "Experts".


                        /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
March 31, 2000